Exhibit 10(a)

               Consent of Sutherland, Asbill & Brennan LLP

                             S.A.B. letterhead

                                December 23, 1997

Board of Directors
Western Reserve Life Assurance Co. of Ohio
WRL Series Annuity Account
201 Highland Avenue

Largo, Florida  33770

            RE:   WRL Series Annuity Account
                  FILE NO. 33-24856

Gentlemen:

         We hereby consent to the use of our name under the caption "Legal Matters" in the Statement of Additional Information incorporated by reference in Post-Effective Amendment No. 15 to the Registration Statement on Form N-4 (File No. 33-24856) of the WRL Series Annuity Account filed by Western Reserve Life Assurance Co. of Ohio with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                 Very truly yours,

                                 SUTHERLAND, ASBILL & BRENNAN LLP

                                 By: /s/ STEPHEN E. ROTH
                                 -----------------------
                                    Stephen E. Roth